Exhibit 99.3

SHUTTERSTOCK APPOINTS PAUL HENNESSY CHIEF EXECUTIVE OFFICER

New York, NY, May 11, 2022 - Shutterstock, Inc. (NYSE: SSTK) (“the Company”), the leading global creative platform for transformative brands and media companies, today announced that Paul Hennessy has been named Chief Executive Officer, effective July 1, 2022. Mr. Hennessy, a Company Board member since 2015, succeeds Jon Oringer, Shutterstock’s founder, who is currently serving as Interim Chief Executive Officer. Mr. Oringer will remain as Executive Chairman of the Board.

With more than 20 years of global leadership and digital marketplace experience, Mr. Hennessy will oversee a smooth transition to execute Shutterstock’s strategy of building a world class platform that disrupts and transforms the creative industry.

“Having worked alongside Paul as a Board member for the past seven years, I know how capable he is of leading Shutterstock into its next chapter of growth and transformation,” said Jon Oringer, Founder and Executive Chairman of the Board at Shutterstock. “Paul is a data-driven, growth-focused leader with a track record of success leading and scaling transformative businesses. With a focus towards disruption and innovation, Paul is highly respected inside and outside of the organization, and has demonstrated that he is a customer-centric, employee-centric leader who is committed to delivering value to both our customers and our shareholders. I am confident that this will be a seamless transition, and that as CEO Paul will harness the potential of Shutterstock’s diversified offering. Speaking on behalf of the Board, we are looking forward to working closely with Paul as he leads the Company into this next phase.”

“For the last seven years, I have been fortunate to have a front row seat to the disruption and innovation Shutterstock has achieved – from industry-leading proprietary technology to world class workflow applications – and I’m honored to be the next Chief Executive Officer,” said Mr. Hennessy. “I believe the opportunities ahead are endless, and I’m committed to our strategy of building a full-service creative platform that delivers an exceptional experience for our customers at scale. I have a profound belief in Shutterstock’s people, and I look forward to setting the vision, making the appropriate investments, and creating a culture that motivates and inspires both shareholder and customer value. Together with our talented senior leadership team, Jon and our Board, I am confident we will successfully herald Shutterstock into a new era.”

Prior to joining Shutterstock as Chief Executive Officer, Mr. Hennessy, 57, served as Chief Executive Officer and member of the Board of Directors of Vroom, Inc., an online pre-owned car retailer. There, he led the Vroom Inc. IPO, strategic acquisitions, and built Vroom into a top 10 automotive retailer in the United States with over $3B in revenue in 2021. Previously, Mr. Hennessy successfully developed and led growth strategies for priceline.com, a provider of online travel and travel related reservation and search services, as the company’s Chief Executive Officer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities" and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

About Shutterstock, Inc.

Shutterstock, Inc. (NYSE: SSTK), is the leading global creative platform for transformative brands and media companies. Directly and through its group subsidiaries, Shutterstock's comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 405 million images and more than 25 million video clips available.

Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Pond5, the world’s largest video marketplace, TurboSquid, the world’s largest 3D content marketplace, PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world's media; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

Press Contact
Aimée Leabon
press@shutterstock.com
917-563-4991